EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated September 25, 2009, accompanying the consolidated financial statements in the Annual Report of Gilman Ciocia, Inc. on Form 10-K for the year ended June 30, 2009 and on Form 10-K for the year ended June 30, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements of Gilman Ciocia on Forms S-8 (File No. 333-50089, effective April 14, 1998 and File No. 333-14915, effective October 28, 1996).

                                                    /s/ Sherb & Co, LLP
                                                    ----------------------------
                                                    Certified Public Accountants

New York, New York
September 25, 2009